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                                                                    Exhibit 23.3

                    Consent of Niro, Scavone, Haller & Niro
                    ---------------------------------------

     We hereby consent to the use of our name wherever it appears in this Registration Statement.

Dated: March 15, 2000


                                  /s/ Niro, Scavone, Haller & Niro